UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2021

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 21, 2021, ALJ Regional Holdings, Inc., a Delaware corporation (the “Company” or “ALJ”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with TTEC Government Solutions, LLC, a Colorado limited liability company (“Purchaser” or “TTEC”), TTEC Holdings, Inc., a Delaware corporation, and Faneuil, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Faneuil”). Purchaser has agreed, subject to the terms and conditions set forth in the Asset Purchase Agreement, to acquire the assets of Faneuil’s tolling and transportation vertical and health benefit exchange vertical (the “Asset Sale”) for a purchase price to be paid at closing of $140.0 million, less an indemnification escrow amount of approximately $15.0 million. Faneuil is also eligible to receive additional earn-out payments based upon the performance of certain customer agreements in an aggregate amount of up to $25.0 million.

In addition, Faneuil agreed to grant TTEC a call right to purchase, in one or a series of separate transactions, the assets of any of its utilities, non-health benefit exchange healthcare, commercial and other verticals (the “Other Verticals”). Such call right will be exercisable for a three-year period commencing on the closing date (the “Option Period”). Faneuil also granted TTEC a call right to purchase its wholly owned subsidiary Realtime Digital Innovations, Inc., d/b/a Vistio (“Vistio”). The Vistio call right is exercisable commencing during the calendar year 2024 and continuing for the remainder of the Option Period. The exercise prices for the Other Verticals and Vistio call rights will be determined based on the sales of the applicable Other Vertical or Vistio at the time of exercise. The consummation of a call right transaction, if any, is subject to customary Company and Faneuil corporate approvals, including board and stockholder consent.

In addition to the above rights, Faneuil agreed that it will not entertain any third party acquisition proposals for any of the Other Verticals or Vistio in the first year of the Option Period, and granted TTEC a right of first offer in the event a third party acquisition proposal is received for any of the Other Verticals or Vistio during the remainder of the Option Period.

The completion of the Asset Sale is subject to certain customary closing conditions, including, among others, (a) the receipt of certain requisite consents, including requisite consents to effect the transfer of customer contracts representing not less than ninety-five percent (95%) of trailing twelve (12)-month revenue, (b) the expiration of the waiting period applicable to the Asset Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the accuracy of the parties’ respective representations and warranties in the Asset Purchase Agreement, subject to specified materiality qualifications, (d) compliance by the parties with their respective covenants in the Asset Purchase Agreement in all material respects, and (e) the absence of a Material Adverse Effect (as defined in the Asset Purchase Agreement). Consummation of the Asset Sale is not subject to a financing condition. The Asset Purchase Agreement also contains representations, warranties, covenants and indemnities that are customary for transactions of this type. ALJ, TTEC and Faneuil may terminate the Asset Purchase Agreement under certain specified circumstances, including, among others, if the Asset Sale is not consummated by April 30, 2022.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Asset Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Asset Purchase Agreement. They are not intended to provide any other factual information about ALJ, TTEC, Faneuil or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between such parties instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Asset Purchase Agreement and information regarding the subject matter thereof may change after the date of the Asset Purchase Agreement. Accordingly, investors should read the representations and warranties in the Asset Purchase Agreement not in isolation but only in conjunction with the other information about ALJ, Faneuil or TTEC that the respective companies include in reports, statements and other filings they make with the SEC.

ITEM 7.01. Regulation FD Disclosure.

On December 22, 2021, the Company and Faneuil issued a press release announcing its entry into the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.1 hereto.

The information under this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 21, 2021, by and among ALJ Regional Holdings, Inc., Faneuil, Inc., TTEC Government Solutions, LLC and TTEC Holdings, Inc.*
99.1	ALJ Regional Holdings, Inc. and Faneuil press release dated December 22, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

*          Certain provisions of this agreement have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K. Additionally, the exhibits and schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. An unredacted copy of the agreement, as well as a copy of any omitted exhibit or schedule, will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws about Faneuil, TTEC, ALJ and the proposed acquisition, including but not limited to all statements about the timing of the proposed acquisition; ability to consummate the acquisition; and the amount of earn-out payments to be paid to Faneuil, if any, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to general economic and capital markets conditions; inability to obtain required regulatory or other approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on Faneuil or its business; legal proceedings that may be instituted related to the proposed acquisition; unexpected costs, charges or expenses; and other risks and uncertainties discussed in ALJ’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov. All forward-looking statements in this communication are made as of the date hereof and we assume no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

December 23, 2021	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)